SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

/X/	Preliminary Information Statement

/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/ /	Definitive Information Statement

KONIGSBERG CORPORATION
(Name of Registrant As Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KONIGSBERG CORPORATION
90 Reynolds St.,
Ontario, Canada L6J 3K2

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on __________, 2007

To the stockholders of Konigsberg Corporation:

Notice is hereby given that an annual meeting of stockholders of Konigsberg Corporation (the "Company") will be held on _______________, 2007 at ___________ central standard time at , 90 Reynolds St., Ontario, Canada L6J 3K2 for the following purposes:

1.	To elect one Director. The election of Adam R. Cegielski as our sole Director.
2
To approve the filing of a Certificate of Amendment to the Company’s Articles of Incorporation. The Certificate of Amendment will affect a name change of the Company to “GoldMountain Exploration Corporation.”

3	To ratify the appointment of Telford Sadovnick, P.L.L.C., Certified Public Accountants as the corporation's independent auditors for the 2007 fiscal year.
4.	To transact such other business as may properly come before the annual meeting.

  Common stockholders of record on the close of business on ___________, 2007, are entitled to notice of the meeting; however the majority shareholders do not need your vote to effect the changes above.

By Order of the Board of Directors,

/s/ Adam R. Cegielski
Adam R. Cegielski
Chief Executive Officer and Director

____________________, 2007

KONIGSBERG CORPORATION
90 Reynolds St.,
Ontario, Canada L6J 3K2

INFORMATION STATEMENT
____________, 2007

  This Information Statement is furnished by the Board of Directors of Konigsberg Corporation (the "Company" or "Konigsberg") to provide notice of an annual meeting of stockholders of Konigsberg which will be held on ______________, 2007 at __________ central standard time at 90 Reynolds St., Ontario, Canada L6J 3K2.

  The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on _____________, 2007 (the "Record Date"). This Information Statement will be first mailed on or about ________________, 2007, to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding ____________ shares of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

  The presence at the annual meeting of the holders of a majority of the outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

  Directors are required to be elected by a plurality of the votes cast at the annual meeting. Each of the other matters scheduled to come before the annual meeting requires the approval of a majority of the votes cast at the annual meeting. Adam R. Cegielski, our Chief Executive Officer and Director (the "Majority Stockholder) can vote an aggregate of 40,000,000 shares (or _____%) of our voting Common Stock, based on a total of ___________ shares of common stock outstanding as of the Record Date. Accordingly, Mr. Cegielski will be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Stockholder will be present at the annual meeting and already have the vote in hand.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

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PROPOSAL 1

ELECTION OF ONE DIRECTOR

  One director is to be elected to serve until the next annual meeting of the shareholders and until his successor is elected and shall have qualified. The Board of Directors has nominated Adam R. Cegielski to serve as a director (the "Nominee"). Mr. Cegielski is currently serving as a Director, Chief Executive Officer ("CEO"), President, Chief Financial Officer (Principal Accounting Officer), Treasurer and Secretary of the Company, however, Mr. Cegielski does not currently have an Employment Agreement with us.

  The Board of Directors has no reason to believe that the Nominee will be unable to serve or decline to serve as a Director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR THE ELECTION OF THE
NOMINEE NAMED ABOVE TO THE BOARD OF DIRECTORS

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The following biographical information is furnished with respect to the Nominee. The information includes the individual's present position with the Company, period served as a director, and other business experience during the past five years.

Director:

ADAM R. CEGIELSKI, BSC

Since March 27, 2006, Mr. Cegielski has served as the Company’s sole officer and Director, including serving as the Company’s Chief Executive Officer, President, Chief Financial Officer (Principal Accounting Officer), Treasurer and Secretary. Since March 2001, Mr. Cegielski has been self employed as the owner/operator of Insight Consulting, which is a company owned by Mr. Cegielski, which has provided management consulting services to IBI Corporation, a company specializing in mining. Mr. Cegielski is a graduate of the University of Guelph in Ontario, Canada, where he acquired his Bachelor of Science, Honours degree from the College of Physical and Engineering Science in Applied Biochemistry. While serving as Konigsberg’s officer and Director, Mr. Cegielski will continue to provide consulting services through Insight Consulting to other public companies.

All directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file on a timely basis during the most recent fiscal year or prior fiscal years. Based on stockholder filings with the SEC, only Adam R. Cegielski is subject to Section 16(a) filing requirements.

Attendance of the Board of Directors

From January 1, 2006 until the date of this filing, the Board of Directors did not hold a meeting in person; however, all of the Directors of the Board of Directors executed approximately five (5) Consents to Action Without a Meeting of Board of Directors. We have no standing audit, nominating, compensation committee, or any other committees of the Board of Directors and therefore there were no committee meetings.

Executive Compensation:

			Other(1)
			Annual
Name & Principal	Year ended		Compen-
Position	March 31	Salary ($)	sation	Bonus($)

Adam R. Cegielski	2007(2)	$36,000	--	--
CEO, President,	2006(3)	- 0 -	--	--
Principal Accounting Officer,
Treasurer and Secretary

Susan Downing	2006(3)	- 0 -	--	--
CEO, President,	2005	- 0 -	--	--
Principal Accounting Officer,
Treasurer and Secretary

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individuals listed above, we have no other executive employees who have received more than $100,000 in compensation, including bonuses and options, during each of the last three (3) fiscal years.

(1) No Executive Officer received any LTIP payouts, Options/SARs, restricted stock awards or bonuses during the years ended 2005 and 2006 and no salaries are being accrued.

(2) It is estimated that Mr. Cegielski will be paid $3,000 per month for his services to the Company as its sole officer and Director. As of March 1, 2007, Mr. Cegielski had been paid $33,000 in consideration for his services to the Company. It is anticipated that Mr. Cegielski and the Company will enter into a consulting agreement in connection with his employment with the Company subsequent to the filing of this report.

(3) Mr. Cegielski was appointed as the Company's Chief Executive Officer, President, Principal Accounting Officer, Treasurer and Secretary on March 27, 2006, when the Company's former Chief Executive Officer, President, Principal Accounting Officer, Treasurer and Secretary, Susan Downing, resigned.

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Security Ownership of Management and Certain Security Holders

The following table sets forth information as of __________, 2007, with respect to the beneficial ownership of the Common Stock by (i) each director, nominee director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the Common Stock:

                            Name and Address of
Beneficial Owner    Shares                                                                                           Percent(1)

                               Adam R. Cegielski                                                                                                                        40,000,000                                                                                     ________%
                          90 Reynolds St., Oakville,
                          Ontario, Canada, L6J 3K2

                         =====================                                                                                                            ==========                                                                                   ========
                           All of the officers and                                                                                                                       40,000,000                                                                                    ________%
                              directors as a group
                                     (1 person)

(1) Using ______________ shares of common stock issued and outstanding as of _________, 2007.

Certain Relationships and Related Transactions

On March 27, 2006, our then Chief Executive Officer and Sole Director, Susan Downing, entered into a Stock Purchase Agreement (the "Purchase Agreement") with Adam Cegielski, who up until that time had not been affiliated with us. Pursuant to the Purchase Agreement, Mr. Cegielski purchased forty million (40,000,000) shares of our common stock from Ms. Downing for aggregate consideration of $30,000. The Purchase Agreement closed on March 27, 2006 (the "Closing").

As a result of the Closing, Mr. Cegielski obtained majority voting control over the Company, as the 40,000,000 shares which he purchased constituted 51.5% of the Company's outstanding shares of common stock based on 77,600,000 shares of common stock outstanding as of March 27, 2006 (the "Change in Control").

In connection with the Change of Control of the Company, the Company's then Chief Executive Officer, President, Principal Accounting Officer, Treasurer and Secretary, Susan Downing, resigned on March 27, 2006, and Mr. Cegielski was appointed as the Company's Chief Executive Officer, President, Principal Accounting Officer, Treasurer and Secretary.

Additionally, on March 27, 2006, Ms. Downing resigned as the Company's sole Director and Mr. Cegielski was appointed as the Company's sole Director to fill the vacancy left by her resignation.

We rent office space through Insight Consulting ("Insight"), a company owned by our sole officer and Director at 90 Reynolds St., Oakville, Ontario L6J 3K2. We pay approximately $890 per month ($1,000 Canadian dollars) to Insight, for the use of approximately 500 square feet of office space. We do not have a lease agreement with Insight.

PROPOSAL 2

APPROVAL OF THE FILING OF A CERTIFICATE OF AMENDMENT TO CHANGE OUR NAME TO “GOLDMOUNTAIN EXPLORATION CORPORATION”

What Is The Majority Shareholder Approving?

Our Majority Shareholder will approve the filing of a Certificate of Amendment to our Articles of Incorporation to affect a name change to “GoldMountain Exploration Corporation” (the “Name Change”). Upon approval, the Board of Directors will instruct the officers to file as soon as practicable a Certificate of Amendment with the Nevada Secretary of State in a form substantially similar to the attached Appendix A to affect the Name Change.

What Is The Purpose Of The Amendment?

The principal purpose for the amendment is to affect the Name Change, which name change, our officer and Director believes better reflects the Company’s current business focus as an exploration company, which is currently studying and exploring properties in Mexico, though a Joint Venture with West Timmons Mining, Inc. for gold and other precious mineral deposits.

What Vote Is Required For Approval?

Our Majority Shareholder will authorize the filing of a Certificate of Amendment to our Articles of Incorporation to affect a name change to “GoldMountain Exploration Corporation.” Therefore, no further shareholder approval is sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE FILING OF THE CERTIFICATE OF AMENDMENT TO OUR ARTICLES OF INCORPORATION.

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PROPOSAL 3

THE RATIFICATION OF TELFORD SADOVNICK, P.L.L.C., CERTIFIED PUBLIC ACCOUNTANTS AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE 2007 FISCAL YEAR.

The Board of Directors has selected Telford Sadovnick, P.L.L.C., Certified Public Accountants ("Telford"), as the Company’s independent auditors for the 2007 fiscal year and recommends that the shareholders vote for ratification of such appointment. Telford has served as the Company's independent auditor since approximately July 2005.

The Company does not anticipate a representative from Telford to be present at the annual shareholders meeting. In the event that a representative of Telford is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for the fiscal years ended March 31, 2006 and 2005, for professional services rendered by the Company's principal accountant, Telford Sadovnick, PLLC, for the audit and review of the Company's annual and quarterly financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements was approximately $10,000 and $7,000, respectively.

Audit Related Fees

None.

Tax Fees

None.

All Other Fees

None.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF TELFORD SADOVNICK, P.L.L.C. AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

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INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

(a)  No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)  No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company's principal executive office:

KONIGSBERG CORPORATION

90 Reynolds St.,
Oakville, Ontario, Canada L6J 3K2
Phone: (905) 330-1189
Attn: Adam R. Cegielski, President

     BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Adam R. Cegielski
Adam R. Cegielski,
Chief Executive Officer, President and Director

________, 2007

APPENDIX A

Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

KONIGSBERG CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1: NAME OF CORPORATION, HAS BEEN AMENDED TO READ:

“Article 1: Name of Corporation:

GoldMountain Exploration Corporation”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: __________

4. Effective date of filing (optional):     ___________________________
                                                                  (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):          X____________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.